PARKER RANDALL CF (H.K.) CPA LIMITED
Room 201, 2/F., Two Grand Tower, 625 Nathan Road, Kowloon, Hong Kong.
Tel : 35763455          Fax : 26251263

June 1, 2010

The Board of Directors
Infosmart Group, Inc.
Flat E, 17/F, EGL Tower,
83 Hung To Road, Kwun Tong,
Kowloon, Hong Kong

Dear Sir,

Re : Resignation as Auditors of Infosmart Group, Inc. (the “Company”)

We hereby give you formal notice of our resignation as auditors of the Company with immediate effect.

Our normal procedures include annual consideration of whether we wish to continue to act for our audit clients.  In reaching a conclusion on this, we take into account many factors including the professional risk associated with the audit, the level of audit fees and our available internal resources in the light of our current workflows.  After consideration of the long outstanding audit fee due from the Company, we would like to inform you that we hereby tender our resignation as auditors of the Company.

We hereby consent to supply a copy of this letter to the US Securities Exchange Commission and the succeeding auditors to be appointed.

Yours faithfully,

Parker Randall CF (H.K.) CPA Limited